UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

BrewBilt Manufacturing Inc.
(Exact name of registrant as specified in its charter)

www.brewbilt.com

Florida	000-55787	47-0990750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Spring Hill Road #10 Grass Valley, CA 95945
(Address of principal executive offices)

(530) 802-5023
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 8.01 Other Information

The company has appointed Bennett Buchanan in charge of sales and marketing of the manufacturing of brewery systems and contract-brewing for future private-label customers and BrewBilt’s Brewery brand of craft beers. The Company will pay Mr. Buchanan five percent (5%) sales commission, a sign-on bonus of $10,000 cash, and $25,000 of Preferred Series-A Stock on all new orders exceeding $500,000.

The management of BrewBilt Manufacturing Inc. has decided to form an independent public company that will brew its own brand and contract-brew craft beers for its existing customers in the domestic and international craft beer markets before diversifying into other types of beverages including CBD-infused and cannabis-infused beverages. The new company, BrewBilt Beverages Inc. will also offer a selection of white label beers, developed by its core brew team for rebranding by establishments without in-house brewing programs. Many of BrewBilt Beverages’ white label customers, after demonstrating the benefits of offering house beer, will want to take the next step and start brewing their own beers in-house, leading them back to BrewBilt Manufacturing for the fabrication and installation of a pub-sized brewery system. With 5 years of existing customers combined with recent advertising in major industry publications such as Pizza Today, Food & Beverages, and Beverage Master; Brewbilt Manufacturing has received significant interest for brewpub systems. Even if these establishments decide not to purchase their own brewery, they would still be excellent candidates for BrewBilt Beverages’ white label brews. This circular relationship with customers ensures that BrewBilt always has something valuable to offer to the craft beer industry.

Bennett Buchanan is 36 years old and the co-founder and brewer for the award-winning Old Bus Tavern brewpub in San Francisco. He has also honed his skills brewing on a production scale for the Fort Point Beer Company. Bennett holds a Bachelor of Science in Civil Engineering and a Masters of Engineering Management from Cornell University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vet Online Supply, Inc.

Date: December 11, 2020	By:	/s/ Jef Lewis
Jef Lewis
Chief Executive Officer (Principal Executive Officer)